EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated April 5, 2001 on the statements of condition and related securities portfolio of Van Kampen Focus Portfolios Insured Income Trust, Series 78 and Series 79 (Intermediate) as of April 5, 2001 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Report of Certified Public Accountants."

                                                              GRANT THORNTON LLP


Chicago, Illinois
April 5, 2001